As Filed with the Securities and Exchange
Commission on April 25, 1997                   Registration No. 333-_______
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549
                           ____________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                   PRMA-FIX ENVIRONMENTAL SERVICES, INC.
            ___________________________________________________
          (Exact name of registrant as specified in its charter)

        Delaware                                     58-1954497
________________________                  _______________________________
(State of Incorporation)               (I.R.S. Employer Identification No.)

      1940 Northwest 67th Place, Suite A, Gainesville, Florida 32653
       _____________________________________________________________
            (Address of principal executive offices) (Zip Code)

                  Perma-Fix Environmental Services, Inc.
                     1996 Employee Stock Purchase Plan
            __________________________________________________
                           (Full Titles of Plan)

                Richard T. Kelecy, Chief Financial Officer
                    1940 Northwest 67th Place, Suite A
                        Gainesville, Florida 32653
                              (352) 373-4200
          _______________________________________________________
         (Name, address and telephone number of agent for service)

Title of                      Proposed        Proposed
securities     Amount         maximum         maximum            Amount of
  to be        to be       offering price     aggregate        registration
registered  registered(1)   per share(2)    offering price(2)      fee
__________   __________    _______________  _________________  _____________
Common Stock
($.001 par
value)          500,000        $1.6875          $843,750           $255.68

(1) The 500,000 shares of the registrant's common stock, $.001 par value ("Common Stock") to be registered represent the anticipated maximum number of shares which are to be issued pursuant to the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock as, in accordance with the registrant's 1996 Plan, may be required to cover possible adjustments to the Common Stock resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h), of the Act, on the basis of the average bid and asked prices for the Common Stock on April 22, 1997, of $1.5625 and $1.8125, respectively, as reported on the National Association of Securities Dealers Automated Quotation System.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b)  All other reports filed pursuant to Sections
          13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual
          Report on Form 10-K referred to in (a) above;

     (c) Description of the Registrant's Common Stock set forth in the Registrant's Form S-1
          Registration Statement, dated September 11,
          1992, Commission File No. 33-51874.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

The class of securities to be offered is registered under Section
12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Registrant's Restated Certificate of Incorporation, as amended, provides for the indemnification by the Registrant of its directors and officers to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect). This indemnification is not deemed exclusive of any other rights to which those seeking indemnification might be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. This indemnification will continue as to such person who was a director or officer of the Registrant, but has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such person.

Effective as of November 26, 1991, the Restated Certificate of Incorporation of the Registrant was amended to, among other things, limit the liability of its directors to the corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director. Under the Registrant's Restated Certificate of Incorporation, as amended, and as permitted under the Delaware General Corporation Law, directors are not liable to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Such provision, however, does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit. The director's limitations of liability described above may not limit a director's liability for violation of, or otherwise relieve the Registrant or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies, such as injunctive relief or rescission. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available at all. The Registrant maintains a form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Registrant for certain liabilities.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit
Number   Description of Document
_______  _______________________
4.1      Restated Certificate of Incorporation, as amended, and
         all Certificates of Designations, incorporated by
         reference from Exhibit 3(i) from the Company's Form 10-K
         for the fiscal year ended December 31, 1996.

4.2 Bylaws, as incorporated by reference from Exhibit 3.2 to the Company's Registration Statement No. 33-51874, as filed on September 11, 1992.

4.3 Specimen Common Stock Certificate as incorporated by reference from Exhibit 4.3 to the Company's Registration
         Statement No. 33-51874, as filed on September 11, 1992.

4.4      Perma-Fix Environmental Services, Inc. 1996 Employee
         Stock Purchase Plan as incorporated by reference to the Company's Proxy Statement dated November 8, 1996.

5.1      Opinion of Conner & Winters, P.C.

23.1     Consent of Conner & Winters, P.C. (incorporated into
         Exhibit 5.1 hereto).

23.2     Consent of BDO Seidman, LLP.

23.3     Consent of Arthur Andersen LLP.

24.1     Powers of Attorney (included on signature page).

Item 9.  Undertakings.

The Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i)   To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933, as amended
               (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered remaining unsold at the termination of the offering.

    (d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Regis-tration Statement relating to the Securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) To deliver, or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (f) Insofar as indemnification for liabilities rising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Restated Certificate of Incorporation or Bylaws of the Registrant and the provisions of the laws of the State of Delaware described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 25th day of April, 1997.

                                  PERMA-FIX ENVIRONMENTAL
                                  SERVICES, INC.


                                   By: /s/ Dr. Louis F. Centofanti
                                      _____________________________
                                      Dr. Louis F. Centofanti
                                      Chairman of the Board,
                                      Chief Executive Officer
                                      and President


                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Dr. Louis
F. Centofanti as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

  /s/ Dr. Louis F. Centofanti               April 25, 1997
____________________________________       Date:___________________
Dr. Louis F. Centofanti
Chairman of the Board,
Chief Executive Officer and President

  /s/ Richard T. Kelecy                     April 25, 1997
____________________________________       Date:___________________
Richard T. Kelecy
Chief Financial Officer

  /s/ Mark A. Zwecker                       April 25, 1997
____________________________________       Date:___________________
Mark A. Zwecker
Director

  /s/ Steve Gorlin                          April 25, 1997
____________________________________       Date:___________________
Steve Gorlin
Director

  /s/ Jon Colin                             April 25, 1997
____________________________________       Date:___________________
Jon Colin
Director

                               EXHIBIT INDEX

Exhibit                                                   Sequential
Number          Description of Document                    Page No.
_______    ______________________________________         __________
4.1        Restated Certificate of Incorporation,              *
           as amended, and all Certificates of
           Designations, incorporated by reference
           from Exhibit 3(i) from the Company's
           Form 10-K for the fiscal year
           ended December 31, 1996.

4.2        Bylaws, as incorporated by reference                *
           from Exhibit 3.2 to the Company's
           Registration Statement No. 33-51874,
           as filed on September 11, 1992.

4.3        Specimen Common Stock Certificate,                  *
           as incorporated by reference from
           Exhibit 4.3 to the Company's
           Registration Statement No. 33-51874,
           as filed on September 11, 1992.

5.1        Opinion of Conner & Winters, P.C.                    8

23.1       Consent of Conner & Winters, P.C.
           (incorporated into Exhibit 5.1 hereto).              8

23.2       Consent of BDO Seidman, LLP.                        11

23.3       Consent of Arthur Andersen L.L.P.                   13

24.1       Powers of Attorney (included on
           signature page).                                     6

____________________

*       Incorporated herein by reference.